UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2024

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Entry of Order by Pennsylvania Public Utility Commission (the “PaPUC”) Approving General Rate Case of Pennsylvania-American Water Company (“Pennsylvania American Water”)
On July 22, 2024, the PaPUC released an order approving the adjustment of base rates requested in a general rate case filed by Pennsylvania American Water, a subsidiary of American Water Works Company, Inc. (the “Company”), on November 8, 2023. In its order, the PaPUC approved a $99.3 million annualized increase in Pennsylvania American Water’s water and wastewater system revenues, excluding previously recovered infrastructure surcharges of $20 million, based on (i) an authorized return on equity of 9.45%, (ii) an authorized rate base of $5,823.8 million, which reflects, as requested and included in the general rate case, approximately $1 billion in capital investments to be made through mid-2025, (iii) a common equity ratio of 55.30%, and (iv) a long-term debt ratio of 44.70%. Certain acquisitions that remain pending, including the previously-announced acquisition of the wastewater collection and treatment system of the Butler Area Sewer Authority, were excluded from authorized base rates. The new rates will take effect on August 7, 2024, except that new wastewater rates for two recently acquired systems, including the City of York, will take effect during the first half of 2025 in accordance with the terms of the relevant acquisition agreements. As part of its approval of this rate adjustment, the PaPUC initiated an investigation into certain reported water service and water quality issues in Pennsylvania American Water’s Northeastern service territory, which reports had been provided during public input hearings convened in the general rate case.
A copy of the press release issued by Pennsylvania American Water on July 23, 2024, has been filed as Exhibit 99.1 hereto and is incorporated herein by reference. References and links to websites and other information contained in this press release are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
99.1*	Press Release, dated July 23, 2024, issued by Pennsylvania American Water.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	July 23, 2024	By:	/s/ JOHN C. GRIFFITH
John C. Griffith
Executive Vice President and Chief Financial Officer
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